UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

TELKONET, INC.
(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Innovation Drive, Suite 300 Milwaukee, Wisconsin	53226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, Anthony J. Paoni, a member of the Board of Directors of Telkonet, Inc. (the “Company”), notified the Company of his intention to resign from the Board effective as of November 30, 2011.  The resignation was not due to any disagreement with the Company, and Mr. Paoni has expressed his willingness to assist with any transitional issues during the remainder of his tenure on the Board.

The Company is in the process of recruiting an individual to fill the vacancy on the Board that will result from Mr. Paoni’s resignation and expects to appoint a new member prior to the effective date of Mr. Paoni’s resignation.

Forward-Looking Statements

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve a number of risks and uncertainties, including, without limitation, the risk that the Company will not be able to timely recruit and appoint a new member of its Board of Directors.  Further information on potential factors that could affect the Company’s financial results can be found in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  The Company undertakes no duty to update these forward-looking statements, except as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Dated: November 18, 2011	By:	/s/ Jason Tienor
Jason Tienor
Chief Executive Officer